                                                                 Exhibit 10-I-5


                   AGREEMENT AND CONSENT TO ASSIGNMENT OF THE
                           COYOTE PLANT COAL AGREEMENT


         WHEREAS, Northern Municipal Power Agency, by and through its agent and representative for the Coyote Coal Plant, Minnkota Power Cooperative, Inc.; Montana-Dakota Utilities Co.; Northwestern Public Service Company; and Otter Tail Power Company (collectively "Buyers") are parties to the Coyote Plant Coal Agreement ("Agreement") between the Buyers and Knife River Corporation, successor-in-interest to Knife River Coal Mining Company ("Knife River"), dated January 1, 1978;

         WHEREAS, Knife River has agreed to sell substantially all of the assets related to its coal operations, including the Agreement, to Dakota Westmoreland Corporation ("Dakota"), formerly Westmoreland-Knife River Acquisition Corp., and to WCCO-KRC Acquisition Corp., subsidiaries of Westmoreland Mining LLC ("WML"), a limited liability company, wholly owned by Westmoreland Coal Company ("Westmoreland"), pursuant to an Asset Purchase Agreement dated September 27, 2000 between Knife River and Dakota;


         WHEREAS, Section 14.8 of the Agreement provides that the Agreement may not be assigned by Knife River, as Seller, without the consent of Buyers, which consent shall not be unreasonably withheld, except that no consent is required in the event of, among other things, transfer to a successor in interest, by merger, consolidation, sale and transfer, or otherwise, acquiring all or substantially all of the assets and business of Seller, specifically including its coal leases;

         WHEREAS, the Buyers have raised certain concerns regarding the effect of assignment on the price of coal under the Agreement, which Dakota has agreed to address;

         NOW THEREFORE, in consideration of the mutual promises contained herein, the Buyers, and Dakota hereby agree as follows:

1.       Consent to Assignment

         The Buyers, pursuant to Section 14.8 of the Agreement, consent to the assignment of the Agreement, the Addendum, and all Amendments, with all existing rights, duties and obligations, by Knife River to Dakota, effective upon the closing of the sale and transfer by Knife River of substantially all the assets related to its coal operations to Dakota pursuant to the Asset Purchase Agreement dated September 27, 2000 between Knife River and Dakota.

2.       Protection of the Buyers

         Dakota covenants that the acquisition and financing costs associated with the Asset Purchase Agreement dated September 27, 2000 between Dakota and Knife River will not be used to increase the coal price under Section 7 of the Agreement or to affect the calculation and invocation of Profit Limits Imposed on Seller under Section 8 of the Agreement. This covenant includes the following:

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         a.   There shall be no increase in pension costs due to the transfer of pension funds, assets or liabilities from Knife River to Dakota.

         b. There shall be no increase in the business, plant and equipment tax, permit, bond and insurance costs related to an increase in asset book values (either as determined under Generally Accepted Accounting Principles or tax regulations), as a result of the sale of substantially all of the assets related to Knife River's coal operations to Dakota.

         c. There shall be no increase in the coal severance taxes and federal reclamation fees, taxes or charges related to an increase in asset book values (either as determined under Generally Accepted Accounting Principles or tax regulations), as a result of the sale of substantially all of the assets related to Knife River's coal operations to Dakota.

         d. There shall be no increase in special studies costs for any special studies that may have been required to facilitate the sale of substantially all of the assets related to Knife River's coal operations to Dakota.

         e. There shall be no increase in depreciation costs related to an increase in asset book values, as a result of the sale of substantially all of the assets related to Knife River's coal operations to Dakota.

         f. There shall be no increase in interest costs related to Dakota's financing of its purchase of substantially all of the assets related to Knife River's coal operations.

The omission of any cost factor related to an increase in asset book values set forth in Sections 7 or 8 of the Agreement from this Section 2 of the "Agreement and Consent to Assignment" is not intended to exclude from Dakota's covenant increases in those cost factors attributable to Dakota's acquisition; provided, however that the provisions of this Agreement relate only to the assets acquired from Knife River and the costs of acquiring and financing Dakota's acquisition of the Knife River assets. The parties hereto expressly acknowledge that, in all other respects, prices shall be determined pursuant to the terms of the Agreement.

                                     NORTHERN MUNICIPAL POWER AGENCY, by
                                     and through its agent and representative for the Coyote Coal Plant, MINNKOTA POWER COOPEATIVE, INC.

Date: 4/25/01                        By: /s/ David Loer
------------------------                 ---------------------------------------
                                         Name:
                                         Title: President and CEO


                                     MONTANA-DAKOTA UTILITIES CO., a division of MDU Resources Group, Inc.

Date: 4/26/01                        By: /s/ Bruce Imsdahl
------------------------                 ---------------------------------------
                                         Name:  BRUCE IMSDAHL
                                         Title: VICE PRESIDENT ENERGY SUPPLY

                                     NORTHWESTERN PUBLIC SERVICE, a division of NorthWestern Corporation

Date:                                By: /s/ Michael J. Hanson
------------------------                 ---------------------------------------
                                         Name:  Michael J. Hanson
                                         Title: President & CEO


                                     OTTER TAIL CORPORATION

Date:    5/16/01                     By: /s/ Ward Uggerud
------------------------                 ---------------------------------------
                                         Name:  Ward Uggerud
                                         Title: Chief Operating Officer,
                                                Energy Supply


                                     DAKOTA WESTMORELAND CORPORATION

Date:    7/9/01                      By: /s/ John V. O'Laughlin
------------------------                 ---------------------------------------
                                         Name:  John V. O'Laughlin
                                         Title: President